Exhibit 99.1

Frequently Asked Questions Regarding the Impact of Recent Events in Japan

March 30, 2011

On March 9, 2011, SGI announced that it acquired all outstanding shares of SGI Japan, Ltd. Since that time, Japan was struck with a series of tragedies, starting with the 9.0 earthquake in Northeast Japan on March 11, 2011 and the resulting tsunami. We have received a number of inquiries regarding the impact of these recent events on SGI Japan and SGI generally. The following list of frequently asked questions has been prepared to provide information to SGI's customers, investors, employees and other key constituencies.

Are all SGI Japan employees safe?

Yes. Our primary concern has been for the safety of our employees and their families, as well as for that of our customers, partners and suppliers. We are pleased to report that all SGI Japan employees are accounted for and safe.

Have any SGI Japan facilities been damaged?

SGI Japan's offices in the metro Tokyo area are operational, without having sustained any disruptive structural damage.

Will there be a long-term impact on the business and operations of SGI Japan?

It is too early to accurately gauge the likely extent and duration of any possible disruption to our operations. However, we are confident that Japan will recover from these crises and look forward to helping with rebuilding efforts. To that end, today we announced that we have made available our Cyclone Technical Computing Cloud services, free of charge for up to ninety days, to customers in Japan affected by these crises.

Will SGI customers and/or products be affected by the situation in Japan?

SGI is monitoring the degree of impact that the current crisis in Japan is having on our ability to service new and existing customers, focusing our resources on supporting our existing customers in Japan.

Additionally, we expect that there may be supply chain challenges in the near term as factories in Japan remain offline or operate at less than full capacity. These production issues could affect the availability of the various materials and components we use in our product and service offerings. In the immediate term, SGI believes that it has sufficient inventory available on hand to satisfy supply needs. Longer term, we may need to find alternate suppliers to fully meet our needs. Additionally, shipping in and out of Japan remains difficult, with a significant backlog of surface cargo. As a result, SGI is making arrangements with alternate suppliers so that any supply chain challenges can be mitigated as quickly as possible.

What has been the impact of the disruption to the electrical grid in Japan?

The crisis at the Fukushima nuclear reactors in Northeast Japan has removed a significant portion of the available electrical power in the region, including in Tokyo. Accordingly, SGI Japan employees have been given the option to work remotely while the situation stabilizes.

Additionally, beyond the near-term impact to our facilities and employees, the lack of full power and the continuing aftershocks have affected the production capacity at manufacturing plants across Northern Japan, which include plants that produce materials and component parts for certain SGI products. This is an evolving situation; we are in contact with our partners, suppliers and customers and are continuing to assess the impact to our business.

Cautionary Statement Regarding Forward Looking Statements
This document contains forward-looking statements; including statements regarding the impact of the earthquakes and related events in Japan on SGI, its customers, suppliers and partners. Any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Actual results may differ materially from forward-looking statements due to a number of risks and uncertainties including those associated with: SGI's extensive international operations and reliance on suppliers, partners and customers in Japan and elsewhere; global economic conditions impacting the purchasing decisions of SGI's customers, including economic conditions that may be affected by recent events in Japan; SGI operates in a very competitive market, and increased competition and competitors' new products, have in the past, and may continue, to cause pricing pressure on SGI's products, which would negatively affect SGI's gross and operating margins, as well as other financial measures; a significant portion of the Company's revenues has come from a limited number of customers, and so the delay in placing an order, or the failure of a significant customer to place additional orders, could have a significant negative effect on SGI's financial performance; SGI is unable to control component pricing, such as what our suppliers charge for central processing units, and, as has happened in the past, component pricing can rise unexpectedly, negatively impacting SGI's gross margins as well as other financial measures; and risks relating to the operations of SGI Japan, Ltd., including the risk that the business and employees of SGI Japan may not be integrated successfully into SGI's business, as well as risks generally related to recent natural catastrophes in Japan. Detailed information about these and other potential factors that could affect SGI's business, financial condition and results of operations is included in SGI's annual report on Form 10-K under the caption "Risk Factors," in Part I, Item 1A of that report, filed with the Securities and Exchange Commission ("SEC") on September 8, 2010, as updated by SGI's subsequent filings with the SEC, all of which are available at the SEC's Web site at http://www.sec.gov. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. SGI undertakes no responsibility to update the information in this announcement, except as may be required by law.